AMENDMENT TO CUSTODIAN SERVICES AGREEMENT

         This Amendment, dated the __ day of ______, 1998, is entered into between AMERICAN SKANDIA ADVISER FUNDS, INC., a Maryland corporation (the "Fund") and PNC BANK, N.A., a national banking association ("PNC Bank").

         WHEREAS, the Fund and PNC Bank have entered into a Custodian Services Agreement dated as of June 1, 1997 (the "Agreement"), pursuant to which the Fund appointed PNC Bank to act as custodian for its investment portfolios; and

     WHEREAS, the Fund and PNC Bank now wish to amend the Agreement as it relates to Authorized Persons; and

         WHEREAS, the Fund's Board of Directors has approved this Amendment;

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Defined Terms. From and after the date hereof, the following term as used in the Agreement shall be amended and restated in its entirety as follows:

                  "Authorized Person" means any officer of the Fund and any other person authorized by an officer of the Fund to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PNC Bank. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

         2. Miscellaneous. Except to the extent amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified, confirmed and approved in all respects as amended and supplemented hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

                                          AMERICAN SKANDIA ADVISOR FUNDS, INC.

                                          By:

                                          Title:


                                          PNC BANK, N.A.

                                          By:

                                          Title: